CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement"), effective January 1, 2006 is made by and between Timothy J. Connolly ("Consultant"), or assignee, whose address is 109 N Post Oak Lane, Suite 422, Houston, Texas 77024 and Power Technology, Inc. having its principal place of business at 109 N Post Oak Lane, Suite 422, Houston, Texas 77024 collectively, the "Parties". This Agreement supersedes and replaces any prior Agreements in place between the Parties.

WHEREAS, Company is a public corporation and desires to further develop its business and customers;

WHEREAS, Consultant has extensive background in the area of business consulting, development, outside accounting and legal personnel, human resources, and hiring and management advisory services; and

WHEREAS, Company desires to engage Consultant to provide information, evaluation and consulting services to Company in Consultant's area of knowledge and expertise on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration for those services Consultant provides to Company, the Parties agree as follows:

1. Services of Consultant

Consultant agrees to perform for Company all necessary services required in providing general business strategic consulting and management advisory services for Company as more specifically set forth in Exhibit A attached hereto. The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Company's securities. Timothy J. Connolly will provide the services in conjunction with professionals who will act under his direct supervision. The Consultant or his professionals shall provide twenty four hours of consulting monthly. There shall be no credit or carrying over of unused hours from month to month. Additional consulting shall be billed at a minimum charge of $2,500 per eight hour day.

2. Consideration

a. Company agrees to pay Consultant, as its fee and as consideration for services provided, $6,000 per month paid quarterly for three eight hour days of services per month. Additional services shall be provided at the rate of $2,500 per additional eight hour day or part to be agreed to in writing. No unused day or days may be carried over from one month to the next. These payments will be made in cash for a period of 12 months or, at the option of the Company, the fees paid pursuant to this agreement shall be paid in shares of the Company's common stock at the lower of $.06 per share or 80% of the highest closing bid price per share the common stock of the Company, as reported by Bloomberg, LP, on the day prior to the date the payment is due.

b. Upon signature of this agreement, the Company grants Consultant fully vested options for the right to purchase on demand, for one year from the effective date of this Agreement, up to 5,000,000 shares of the common stock of the Company at the lower of $.06 per share or 80% of the highest closing bid price per share the common stock of the Company, as reported by Bloomberg, LP, on the day prior to the notice by Consultant of its intent to exercise its option rights.

2c. Upon signature of this agreement, the company will pay Consultant or his designee, the sum of $ 50,000.00.

2d. An advisory fee equal to 5% of the total transaction value of any acquisition, merger, or debt financing which is consummated during the term of this agreement.

2e Consultant will not own more than 4.9% of the Company at any time, unless mutually agreed by Consultant and Company. The Company shall not take any steps that would cause Consultant to ever own more than 4.9% of common shares outstanding without Consultant's specific prior written permission.

2f All the shares and underlying the options or warrants rights under this Agreement are to be registered upon demand by Consultant under Form S-8 by the Company.

3. Expenses

Company agrees to reimburse Consultant for all reasonable out of pocket expenses previously agreed in advance by Company, in writing, if over $500.

4. Confidentiality

Each Party agrees that during the course of this Agreement, information that is confidential or of a proprietary nature may be disclosed to the other party, including, but not limited to, product and business plans, software, technical processes and formulas, source codes, product designs, sales, costs and other unpublished financial information, advertising revenues, usage rates, advertising relationships, projections, and marketing data ("Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party. Each party will keep confidential, not use for their own benefit, and not disclose to any other person, firm or corporation, during or after the Term of this Agreement, any trade secrets or Confidential Information of the other party which is acquired in the course of Consultant performing services under this Agreement without the prior written approval of the other party.

5. Late Payment

Company shall pay to Consultant all fees within 10 days of the due date. Failure of Company to finally pay any fees within 10 days after the applicable due date shall be deemed a material breach of this Agreement, justifying suspension of the performance of the "Services" provided by Consultant, and will be sufficient cause for immediate termination of this Agreement by Consultant. Any such suspension will in no way relieve Company from payment of fees, and, in the event of collection enforcement, Company shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorneys' fees, courts costs, and collection agency fees.

6. Indemnification

6a. Company

Company agrees to indemnify, defend, and hold harmless Consultant, its directors, officers, employees, attorneys, and agents, and to defend any action brought against said parties with respect to any and all claims, demands, causes of action, debts or liabilities, including reasonable attorneys' fees, arising out of work performed under this Agreement, including breach of Company of this Agreement, unless caused by the grossly negligent actions of Consultant.

6b. Consultant

Consultant agrees to indemnify, defend, and shall hold harmless Company, its directors, officers, employees, attorneys, and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

6c. Notice

In claiming any indemnification hereunder, the indemnified party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

7. Limitation of Liability

Unless Consultant is found to be grossly negligent Consultant shall have no liability with respect to Consultant's obligations under this Agreement or otherwise for consequential, exemplary, special, incidental, or punitive damages even if Consultant has been advised of the possibility of such damages. In any event, the liability of Consultant to Company for any reason and upon any cause of action, regardless of the form in which the legal or equitable action may be brought, including, without limitation, any action in tort or contract, shall not exceed 100% of the cash value of the monthly fee paid by Company to Consultant for the specific service provided that is in question. The values of any warrants granted under this Agreement are specifically excluded from the cash value paid under the terms of this agreement.

8. Termination and Renewal

(a) Term

This Agreement shall become effective on January 1, 2006 and terminate one year hereafter.

(b) Termination

Either Party may terminate this Agreement if the other party materially breaches any of its representations, warranties or obligations under this Agreement. Except as may be otherwise provided in this Agreement, such breach by either party will result in the other party being responsible to reimburse the non-defaulting party for all costs incurred directly as a result of the breach of this Agreement, and shall be subject to such damages as may be allowed by law including all attorneys' fees and costs of

enforcing this Agreement.

(c) Termination and Payment

Consultant shall have the right to terminate this agreement with 90 days notice during its term. Upon any termination or expiration of this Agreement, Company shall pay all unpaid and outstanding fees through the effective date of termination or expiration of this Agreement. Upon such termination, Consultant shall provide and deliver to Company any and all outstanding services due through the effective termination date of this Agreement.

9. Miscellaneous

(a) Independent Contractor

This Agreement establishes an "independent contractor" relationship between Consultant and Company.

(b) Rights Cumulative; Waivers

The rights of each of the Parties under this Agreement are cumulative. The rights of each of the Parties hereunder shall not be capable of being waived or varied other than by an express waiver or variation in writing. Any failure to exercise or any delay in exercising any of such rights shall not operate as a waiver or variation of that or any other such right. Any defective or partial exercise of any of such rights shall not preclude any other or further exercise of that or any other such right. No act or course of conduct or negotiation on the part of any party shall in any way preclude such party from exercising any such right or constitute a suspension or any variation of any such right.

(c) Benefit; Successors Bound

This Agreement and the terms, covenants, conditions, provisions, obligations, undertakings, rights, and benefits hereof, shall be binding upon, and shall inure to the benefit of, the undersigned parties and their heirs, executors, administrators, representatives, successors, and permitted assigns.

(d) Entire Agreement

This Agreement contains the entire Agreement between the Parties with respect to the subject matter hereof. There are no promises, Agreements, conditions, undertakings, understandings, warranties, covenants or representations, oral or written, express or implied, between them with respect to this Agreement or the matters described in this Agreement, except as set forth in this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

(e) Assignment

This agreement may be assigned by Consultant to Corporate Strategies, Inc or any corporation of which Mr. Connolly is an officer or director.

(f) Amendment

Only an instrument in writing executed by all the Parties hereto may amend this Agreement.

(g) Severability

Each part of this Agreement is intended to be severable. In the event that any provision of this Agreement is found by any court or other authority of competent jurisdiction to be illegal or unenforceable, such provision shall be severed or modified to the extent necessary to render it enforceable and as so severed or modified, this Agreement shall continue in full force and effect.

(h) Section Headings

The Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Construction

Unless the context otherwise requires, when used herein, the singular shall be deemed to include the plural, the plural shall be deemed to include each of the singular, and pronouns of one or no gender shall be deemed to include the equivalent pronoun of the other or no gender.

(j) Further Assurances

In addition to the instruments and documents to be made, executed and delivered pursuant to this Agreement, the parties hereto agree to make, execute and deliver or cause to be made, executed and delivered, to the requesting party such other instruments and to take such other actions as the requesting party may reasonably require to carry out the terms of this Agreement and the transactions contemplated hereby.

(k) Notices

Any notice which is required or desired under this Agreement shall be given in writing and may be sent by personal delivery or by mail (either a. United States mail, postage prepaid, or b. Federal Express or similar generally recognized overnight carrier), addressed as follows (subject to the right to designate a different address by notice similarly given):

To Company:

Bernard J. Walter, President
Power Technology, Inc.
109 N Post Oak Lane, Suite 422
Houston, TX 77024
713-621-4310

To Consultant:

Timothy J. Connolly
109 N Post Oak Lane, Suite 422
Houston, TX 77024
713-621-2737

(l) Arbitration Clause

All disputes, claims, and/or requests for specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this agreement shall be submitted for arbitration, solely. Demand shall be submitted for arbitration, solely. Demand shall be made to the American Arbitration Association and shall be conducted in Houston, Texas by a one-person arbitrator, unless the parties mutually agree otherwise. Arbitration shall be in accordance with the commercial rules of the American Arbitration Association. The Award of the Arbitrator shall be final and

judgment may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorney's fees arising out of such arbitration.

(m) Governing Law

This Agreement shall be governed by the interpreted in accordance with the laws of the State of Texas without reference to its conflicts of laws rules or principles. Each of the parties consents to the exclusive jurisdiction of the federal courts of the State of Texas in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on *forum non coveniens*, to the bringing of any such proceeding in such jurisdictions.

(n) Consents

The person signing this Agreement on behalf of each party hereby represents and warrants that he has the necessary power, consent and authority to execute and deliver this Agreement on behalf of such party.

(o) Survival of Provisions

The provision(s) contained in this Agreement shall survive the termination of this Agreement for one year from date of termination.

(p) Execution in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and have agreed to and accepted the terms herein on February 10 2006, to be effective on January 2, 2006.

Power Technology, Inc.

Bernard J Walter

By: Bernard J. Walter
President

Consultant

Timothy J. Connolly

EXHIBIT A

SERVICES

1) Consultant shall provide three eight (8) hour workdays per month and the following services pursuant to the terms of this Agreement:

   A. General management strategic consulting services, including but not limited to:

      1) Advising on corporate structure;

      2) Advising on marketing and press releases;

      3) Developing strategic alliances;

      4) Advising on and assistance with negotiating licensing agreements;

      5) Advising on and assisting with obtaining patents;

      6) Implementation of financial systems, structures and controls

      7) Retaining of appropriate executive, legal and accounting personnel for the Company

   B. Consulting on matters of the board of directors of the Company, including but not limited to:

      1) assisting the board of directors in developing policies and procedures; and

      2) assisting the board of directors of the Company in mergers, acquisitions, and other business combinations.

The above services will be further defined and delineated by the Company's board of directors from time to time as necessary. However, Consultant shall not perform any services directly in connection with the offer or sale of Company securities, financings, or any services in connection with securities or which directly or indirectly promote or maintain a market for Company's securities. Any such services must be provided by others under a separate Agreement with separate compensation.

C. Providing office space, a conference room, telecommunication equipment, secure high speed internet access, computer equipment, copying equipment, a receptionist and clerical assistance for Company's use during the term of this agreement at 109 North Post Oak Place, Suite 422, Houston, Texas 77024. Should Consultant be unable during the term of this agreement to provide the services recited in this paragraph during the term of this agreement, he shall give thirty days written notice to the company and after such thirty days shall reduce the monthly compensation called for under this agreement to $5,000.

BJW